                                                                    Exhibit 10.1


                                  AMICAS, INC.

                AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN

                                   SECTION 1.
                                     PURPOSE

         The purpose of this Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                                   SECTION 2.
                                   DEFINITIONS

         Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1      Board means the Board of Directors of the Company.

         2.2      Code means the Internal Revenue Code of 1986, as amended.

         2.3 Committee means the committee appointed by the Board pursuant to Section 5.

         2.4 Common Stock means the common stock of the Company, $0.001 par value per share, as defined in the Company's Certificate of Incorporation, as the same may be amended from time to time, and shall also mean any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such stock are hereinafter exchanged or changed.

         2.5 Company means AMICAS, Inc., a Delaware corporation, and any successor to such organization.

         2.6 Eligible Director means a director of the Company who is not an employee of the Company or a Parent or Subsidiary.

         2.7 Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.8 Exercise Price means the price which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

         2.9 Fair Market Value of each Share of Common Stock means the closing "bid" price of a Share in the national securities market on which the Shares are traded, on the trading day immediately preceding the day on which such value is to be determined or, if such "bid" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the Shares were traded, as reported by the American Stock Exchange or other reputable national exchange or quotation service. If at any time the Shares are not traded on a national securities exchange, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

         2.10 Option means an option granted under this Plan to purchase Shares; all Options granted under this Plan are intended by the Company to be nonqualified options which are not entitled to special tax treatment under, and do not satisfy the requirements of, Code Section 422.

         2.11     Optionee means grantee of an Option.

         2.12 Parent means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

         2.13 Plan means the AMICAS, Inc. Directors Stock Option Plan, as amended from time to time.

         2.14     Share means a share of the Common Stock of the Company.

         2.15 Stock Option Grant Certificate means the written agreement or instrument which sets forth the terms of an Option granted to an Eligible Director under this Plan.

         2.16 Subsidiary means any corporation which is a subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

         2.17 Surrendered Shares means the Shares described in Section 9 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 9.

                                   SECTION 3.
                            SHARES SUBJECT TO OPTIONS

         [ONE HUNDRED THOUSAND (100,000)] [COMMENT: HAS THIS BEEN INCREASED?] Shares of Common Stock shall be reserved for issue under this Plan. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under Section 9 shall not again become available for use under this Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval. The Plan shall continue in effect until it is terminated by action of the Board or the

Company's stockholders, but such termination shall not affect the terms of any Options then outstanding.

                                   SECTION 5.
                                 ADMINISTRATION

         Plan shall be administered by the Committee, which shall consist of two
(2) or more directors appointed by the Board. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to Section 14, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Eligible Director, and on each other person directly or indirectly affected by such action.

                                   SECTION 6.
                                   ELIGIBILITY

         Each Eligible Director shall be entitled to participate in the Plan and shall be eligible to receive those grants of Options which shall be applicable to such Eligible Director pursuant to the terms and conditions of Section 7.

                                   SECTION 7.
                                GRANT OF OPTIONS

         7.1 REGULAR GRANTS. An Option to purchase Ten Thousand (10,000) Shares (as adjusted, pursuant to Section 12) shall automatically be granted to each Eligible Director who is first appointed or elected to the Board of Directors. Additional Options to purchase Two Thousand Five Hundred (2,500) Shares each shall be granted to each Eligible Director on each anniversary of such Director's first day of service as a Director of the Company. Eligible Directors shall not be entitled to any payment of cash hereunder in lieu of receiving Options. Each grant of an Option shall be evidenced by a Stock Option Grant Certificate, and each Stock Option Grant Certificate shall incorporate such other terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year. Any Option granted to an Eligible Director shall, at his request, be issued to, in the name and for the benefit of the entity through which such Eligible Director has invested in the Company.

         7.2 ADDITIONAL GRANTS. The Compensation Committee may, in its sole discretion, make additional grants hereunder to Eligible Directors from time to time.

                                   SECTION 8.
                         TERMS AND CONDITIONS OF OPTIONS

         8.1 EXERCISE PRICE. The Exercise Price for each Option granted shall be the Fair Market Value of the underlying Common Stock as determined pursuant to Section 2.9 hereof.

         8.2 VESTING OF OPTIONS. Each Option granted under the Plan shall vest as to fifty percent (50%) of the underlying shares upon the Optionee's completion of one (1) year of service as a Director following the Date of Grant, and fifty percent (50%) upon completion of the Optionee's second year of service as a Director following the Date of Grant.

         8.3 TERM OF OPTION. Each Option granted under the Plan shall include an expiration date, which shall be set forth in the Stock Option Grant Certificate. Unless otherwise provided in the Stock Option Grant Certificate, the termination of service of an Optionee as a member of the Board by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and such Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date that such Optionee ceased to be a member of the Board by reason of such Optionee's death or for any other reason.

         Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant Certificate, but no Stock Option Grant Certificate shall:

                  (a) make an Option exercisable before the date such Option is granted; or

                  (b) make an Option exercisable after the earlier of the first to occur of the following (at which time such option shall be deemed to have terminated):

                           (i) immediately at the time and on the date such Option is exercised in full;

                           (ii) at 5:00 p.m., EST, on the date which is the tenth (10th) anniversary of the date such Option is granted; or

                           (iii) at 5:00 p.m., EST, on the ninth (9th) month following the date that an Optionee ceases to be a member of the Board of Directors for any reason, including, but not limited to, his death or disability.

         8.4 TIME AND MANNER OF OPTION EXERCISE. Any vested and exercisable Option is exercisable in whole or in part at any time or from time to time prior to the expiration of an Option by giving written notice, signed by the person exercising the Option, to the Company stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Exercise Price for the number of Shares to be purchased. The date and time upon which the Company's Secretary or Treasurer shall have received both such notice and payment shall be the date and time of exercise of the Option as to the number of Shares described by the Optionee. No Option may be exercised at any time with respect to a fractional share. Any Option of a deceased Optionee may be exercised, to the extent vested at the time of such Optionee's death, by the estate of such Optionee or by a person or persons whom the Optionee has designated in writing filed with the Company, or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

         8.5 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price may be in cash, by cashier's check, by personal check, or by promissory note of the Optionee. The Committee may also provide in an exercise agreement upon exercise of an Option that, in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company Shares of Common Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option price at the Fair Market Value of such Shares on the date of exercise. A promissory note tendered in payment of the Exercise Price shall be in a form designated by the Committee, shall be signed by the Optionee (which signature shall be notarized or guaranteed) and shall include substantially the following terms: interest on the principal amount of the note shall accrue at a per annum rate equal to the prime rate as announced from time to time by the principal bank of the Company, or if the Company has no principal bank, that rate announced by the Wall Street Journal as the prevailing "prime rate" of interest per annum; equal payments of principal and interest shall be payable in installments for a period determined by the Committee following exercise, and upon the expiration of such period the entire unpaid principal amount, together with accrued by unpaid interest, shall be due and payable; and the Optionee executing the note shall be personally liable for timely payment of the unpaid principal balance and all accrued by unpaid interest.

         8.6 TRANSFERABILITY. The right of any Optionee to exercise an Option granted under the Plan shall, during the lifetime of such Optionee, be exercisable only by such Optionee or by a person who obtained such Option pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the rules thereunder (a "QDRO"), and shall not be assignable or transferable by such Optionee other than by will or by the laws of descent and distribution or by a QDRO.

         8.7      LIMITATION OF RIGHTS.

                  (a) LIMITATION AS TO SHARES. Neither the recipient of an Option under the Plan nor an Optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Shares.

                  (b) LIMITATION AS TO DIRECTORSHIP. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a member of the Board for any period of time or at any particular rate of compensation.

         8.8 REGULATORY APPROVAL AND COMPLIANCE. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an Option under the Plan, without obtaining to the complete satisfaction of the Board the approval of all regulatory bodies deemed necessary by the Board and without complying, to the Board's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Board. In addition, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                                   SECTION 9.
                              SURRENDER OF OPTIONS

         9.1 GENERAL RULE. The Committee, in its absolute discretion may incorporate a provision in a Stock Option Grant Certificate to allow an Optionee to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that

                  (a) the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares, and

                  (b) the Option to purchase such Shares is otherwise exercisable.

         9.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant Certificate to the Committee (or to its delegate) together with a statement signed by the Optionee which specifies the number of Shares ("Surrendered Shares") as to which the Optionee surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

         9.3 PAYMENT. An Optionee in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee acting in its absolute discretion can approve or disapprove an Optionee's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

         9.4 RESTRICTIONS. Any Stock Option Grant Certificate which incorporates a provision to allow an Optionee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to
Section 16(b) of the Exchange Act.

                                   SECTION 10.
                             SECURITIES REGISTRATION

         Each Stock Option Grant Certificate may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Optionee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant Certificate also may provide that, if so requested by the Company, the Optionee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, or legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 11.
                                  LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of:

                  (a) The tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable; or

                  (b)      The date on which all of the Shares reserved under
Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 12.
                                   ADJUSTMENT

         The number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan and the Exercise Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code
Section 424(a)) the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Options granted under this Plan and the Exercise Price of such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

                                   SECTION 13.
                          SALE OR MERGER OF THE COMPANY

         If the Company: (i) agrees to sell substantially all of its assets for cash or property or for a combination of cash and property, (ii) agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, or (iii) agrees to dissolve or liquidate its assets, then immediately following such time that the Company manifests its agreement in writing to do any of the foregoing, at the direction and discretion of the Board, or as is otherwise provided in the Stock Option Grant Certificates, either (a) each Option shall be exercisable for a period of thirty (30) days following delivery of written notice to each holder of an Option (after which such Option shall expire), or (b) each Option may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Optionee otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 9 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                   SECTION 14.
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company:
(i) to increase the number of Shares reserved under Section 3, except as set forth in Section 12, (ii) to extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 8, (iii) to decrease the minimum Exercise Price under Section 8, or (iv) to change the designation of Optionees eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless: (a) the Optionee consents in writing to such modification, amendment or cancellation, or
(b) there is a dissolution or liquidation of the Company or a transaction described in Section 12 or Section 13 of this Plan.

                                   SECTION 15.
                                  MISCELLANEOUS

         15.1 WITHHOLDING. The exercise or surrender of any Option granted under this Plan shall constitute an Optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Stock Option Grant Certificate may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole Shares of Common Stock duly endorsed for transfer and owned by the Optionee, or by authorizing the Company to withhold Shares of Common Stock otherwise issuable upon exercise of the Option, in either case in that number of Shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act.

         15.2 CONSTRUCTION. This Plan shall be construed under the laws of the State of Delaware.